EXHIBIT 23

                        ACCOUNTANT'S CONSENT


We consent to the incorporation by reference in Post Effective Amendments to outstanding effective registration statements numbers 2-36778, 2-56410, 33-30530, 33-56369 and 33-64137 on Form S-8, and in outstanding effective registration statements on Form S-16 included in such S-8 filings, and in registration statement number 33-63521 on Form S-3, of our report dated February 6, 1996, on the consolidated financial statements of Jefferson-Pilot Corporation and subsidiaries, which is included in the Report on Form 10-K of Jefferson-Pilot Corporation for the year ended December 31, 1995.






                                             McGLADREY & PULLEN, LLP



Greensboro, North Carolina
March 27, 1996
































                                F-28
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                                                         EXHIBIT 23

                        ACCOUNTANT'S CONSENT


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K of Jefferson-Pilot Corporation for the year ended December 31, 1995, into the Company's previously filed Registration Statement File Nos.2-36778, 2-56410, 33-30530, 33-56369,
33-64137, and 33-63521.






                                             Arthur Andersen LLP



Detroit, Michigan
March 27, 1996




































                                F-29
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